EXHIBIT 99.1

                                                                                                                                            The Brink’s Company

                                                                                                                                                                        1801 Bayberry Court

                                                                                                                                                                        P.O. Box 18100

                                                                                                                                                                        Richmond, VA 23226-8100 USA

                                                                            Tel. 804.289.9600

                                                                                                                                                                        Fax 804.289.9770

 PRESS RELEASE

Contact:                                                                                                                                                         FOR IMMEDIATE RELEASE

Investor Relations

804.289.9709

THE BRINK’S COMPANY ANNOUNCES MANAGEMENT CHANGES

CFO Cazer Appointed President of Brink’s EMEA

Dziedzic Hired as New CFO

RICHMOND, Va., May 11, 2009 – The Brink’s Company (NYSE:BCO) today announced that Michael J. Cazer, the company’s vice president and chief financial officer, will become president of Brink’s Europe, Middle East and Africa (EMEA) effective August 1.  The company also announced that Joseph Dziedzic will be appointed to replace Cazer as vice president and chief financial officer on August 1.  To ensure a smooth transition, Dziedzic will join the company on May 25.

Cazer became chief financial officer of The Brink’s Company in 2008 after a 20-year career at General Electric Company, where he served in a variety of leadership positions including chief financial officer of GE Security.

Dziedzic also spent 20 years at General Electric, most recently as chief financial officer of GE Aviation Services, one of the world’s leading suppliers of aviation services.  Dziedzic joined GE in 1989 and served in a variety of other financial roles, including chief financial officer of GE Plastics America.  He earned a B.S. in economics from the University of Louisville.

Michael T. Dan, chairman, president and chief executive officer of The Brink’s Company, said:  “We are excited about having Mike assume responsibility for the

Brink’s EMEA region, which is critical to the long-term growth of our company.  We are equally excited that Joe has agreed to become part of the Brink’s management team.  I am confident that both of these leaders will support our continued success.”

About The Brink’s Company

The Brink's Company (NYSE: BCO) is the world's premier provider of secure transportation and cash management services. For more information, please visit the Brink's website at http://www.brinkscompany.com or call toll free 877-275-7488.

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